SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 16, 2008
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)
                               (415) 501-6000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Severance Plan
     Effective January 16, 2008, the Registrant adopted the Executive Severance Plan (the “Severance Plan”) attached hereto as Exhibit 10.1, which amends and restates the Registrant’s previous severance plan. The Severance Plan provides benefits to members of our management in the event of a termination of employment under circumstances defined in the Severance Plan. Among other terms, the Severance Plan provides for the following revised severance terms:
•	The severance benefit payable under the Severance Plan to certain members of senior management, described as the Worldwide Leadership Team, was decreased from two times base salary and target Annual Incentive Plan (“AIP”) award to an amount equal to 18 months of salary and target AIP award.

•	An involuntary termination of employment due to an executive’s services no longer being required was removed as a termination scenario in which an executive is eligible for severance benefits under the Severance Plan and now will be evaluated on a case-by-case basis. Severance benefits for involuntarily terminations due to a reduction in force, layoff or position elimination remain unchanged.
ITEM 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
10.1	Executive Severance Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: January 23, 2008	By:	/s/ Heidi L. Manes

	Name:	Heidi L. Manes
	Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive Severance Plan.